Exhibit 99.1

AXS-One Contact:

Bill Lyons

AXS-One Inc.

201.935.3400

blyons@axsone.com

Media Contact:

Digs Majumder

646.652.5202

digs@globalfluency.com

AXS-ONE NAMES PHIL RUGANI AS EXECUTIVE VICE PRESIDENT OF

FIELD OPERATIONS

RUTHERFORD, N.J., September 10, 2007 – AXS-One Inc. (AMEX: AXO), a leading provider of scalable high-performance records compliance management software solutions, today announced that Phil Rugani, previously Vice President Americas of IBM’s Enterprise Content Management division, has been named Executive Vice President, Field Operations. Mr. Rugani, who will report directly to Chairman and CEO Bill Lyons, brings years of experience in executive sales positions at prominent software companies and a wealth of industry know-how and expertise to his new role.

Mr. Rugani comes to AXS-One directly from FileNet, a content and process management solution provider that was acquired by IBM in November 2006. Since January 2003, he has been with FileNet, where he served as Senior Vice President Americas and Worldwide Channel Operations. In that capacity, he not only expanded the company’s enterprise sales operation but also helped manage the transition to IBM. Earlier, Mr. Rugani held senior sales leadership positions at some of the most recognizable enterprise software providers in the world, including Oracle, Informix and Alta Vista. For AXS-One, Rugani will manage worldwide sales, professional services, reseller and channel operations.

“Phil Rugani makes a welcome addition to the management team at AXS-One,” Lyons noted. “He brings a unique combination of skills and experience to this role, from proven worldwide enterprise sales to expertise in this market segment. Phil is exactly the right person to manage operations as we build on our strategy to take AXS-One products and services to a growing customer base around the world.”

“I’m delighted to join the AXS-One team and play a key role in the company’s initiatives to expand its base around the world,” Rugani said. “I’ve always tried to be with companies that not only have great products and services but also the potential to define their market, and AXS-One meets those criteria across the board: It’s got an award-winning product, an expanding customer base, terrific partners and a market that’s rapidly expanding in size and importance. AXS-One has got an exciting future, and I look forward to being a part of it.”

In a related announcement, Rob Milks, Senior Vice President – Sales, Americas, has left from the Company to pursue other interests.

About AXS-One Inc.

AXS-One Inc. (AMEX: AXO) is a leading provider of high performance Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One web site at http://www.axsone.com.

AXS-One, the AXS-One logo, “Access Tomorrow Today,” AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention Manager, “The Records Compliance Management Company,” e-Cellerator, AXS Desk, “AXS-One Collaboration FrameWorks,” SMART, AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXO’s most current Form 10-K and other Securities and Exchange Commission filings.

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